UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2025

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On June 24, 2025, Ms. Yinghua Chen notified the Board of Directors (the “Board”) of Allied Gaming & Entertainment, Inc. (the “Company”) of her resignation as Chief Executive Officer of the Company, and the Board accepted the resignation.  Ms. Chen will continue to serve the Company in a senior strategic capacity as the Chief Executive Officer of the Company’s wholly owned subsidiary, Allied Esports International, Inc. (“AEI”) where Ms. Chen will focus on advancing AEI’s unique content strategy, including the development and integration of global animation intellectual property and gaming assets.

Appointment of Chief Executive Officer

On June 24, 2025, the Board appointed Mr. Yangyang (James) Li, 46, as Chief Executive Officer of the Company, effective immediately.  Mr. Li will continue to serve as President, as well as Chairman of the Board, and no changes will be made to his current compensation package which includes a base salary of $400,000.  There is no family relationship between Mr. Li and any other director or executive officers.

Yangyang Li is a seasoned entrepreneur and executive leader with over two decades of experience founding, leading, and advising publicly listed companies across media, technology, advertisement, SaaS and international businesses. Known for his visionary leadership and cross-border operational expertise, Mr. Li brings strategic insight and deep capital markets experience to the Company’s Board and executive team. Mr. Li has served as the Chairman of the Board since December 2021 and President of the Company since April 2024.  From June 2020 to September 2022, Mr. Li served as Chairman and Executive Director, and later as Non-Executive Chairman, of Ourgame International Holdings Limited, a Hong Kong-listed entertainment company. Since 2014, Mr. Li has held the position of Chairman of the Board at World Business Services Union and Choi Shun Investment, overseeing investment strategy and multinational business development across Asia and Europe. Mr. Li. Served as Chairman of Elephant Media Group in 2008 and in 2003 founded Business Media China Group (Frankfurt Stock Exchange: BMC) and served as its CEO, leading it to a market capitalization exceeding RMB 5 billion by 2005.

Mr. Li holds a Bachelor of Business Administration from the University of International Business & Economics in Beijing, China.

Item 7.01.           Regulation FD.

On June 26, 2025, the Company released a press release announcing the resignation of Ms. Chen and appointment of Mr. Li, a copy of which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: June 30, 2025	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer